SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

BANC OF CALIFORNIA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

IMPORTANT ANNUAL MEETING INFORMATION

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                               Vote by Internet

                                       • Go to www.envisionreports.com/BANC

                                       • Or scan the QR code with your smartphone

                                       • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on June 9, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Banc of California, Inc. (the Company) 2017 Annual Meeting of Stockholders (the Annual Meeting) are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/BANC to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 30, 2017 to facilitate timely delivery.

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Banc of California, Inc.’s 2017 Annual Meeting of Stockholders will be held on June 9, 2017 at The Pacific Club,

4110 MacArthur Boulevard, Newport Beach, California 92660, at 8:00 A.M. Pacific Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all director nominees under Proposal I and FOR Proposals II, III, IV, V and VI:

I.	Election of Directors, each for a term of three years. Nominees: Halle J. Benett and Robert D. Sznewajs.

II.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

III.	Approval of an amendment to the Company’s charter to de-classify the Board of Directors and provide for the annual election of all directors.

IV.	Approval of an amendment to the Company’s charter to allow for removal of directors with or without cause by majority vote of the stockholders.

V.	Approval of an amendment to the Company’s charter to authorize amendment of the Company’s bylaws by majority vote of the stockholders; provided that, a two-thirds vote (which is a reduced supermajority requirement) would be required to amend the bylaw provision regarding the calling of special meetings of stockholders.

VI.	Approval of an amendment to the Company’s charter to remove all supermajority stockholder voting requirements to amend certain provisions of the Company’s charter.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper or e-mail copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the Annual Meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.envisionreports.com/BANC. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper or email copy of the materials for the current meeting. You can also submit a preference to receive a paper or email copy for future meetings.

g	Email – Send email to investorvote@computershare.com with “Proxy Materials Banc of California, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper or email copy of current meeting materials. You can also state your preference to receive a paper or email copy for future meetings.

To facilitate timely delivery, all requests for a paper or email copy of the proxy materials must be received by May 30, 2017.

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